UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 4, 2007

Date of Report (date of earliest event reported)

HEMOSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32541	77-0452938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

651 River Oaks Parkway

San Jose, California 95134

(Address of principal executive offices)

(408) 719-1393

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On October 4, 2007, HemoSense, Inc. (the “Company”) and James D. Merselis, the Company’s President and Chief Executive Officer, entered into an amendment to Mr. Merselis’ employment agreement with the Company. Pursuant to this amendment, the key changes to Mr. Merselis’ employment agreement include:

•

the period of time during which Mr. Merselis will be entitled to receive salary continuation and payment of group health care premiums by the Company has increased from nine months to twelve months in the event that Mr. Merselis is terminated without “cause” by the Company or he is “constructively terminated” (as such terms are defined in Mr. Merselis’ employment agreement), either prior to a change of control of the Company or more than one year following a change of control of the Company;

•

the Company will provide for a lump-sum severance payment equal to twelve months of Mr. Merselis’ then current base salary rather than twelve months of salary continuation if he is terminated without “cause’ by the Company or he is “constructively terminated” within twelve months following a change of control of the Company; and

•	changes to address certain tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

On October 4, 2007, the Company and William H. Dippel, the Company’s Vice President of Operations and Research and Development, and Gordon Sangster, the Company’s Vice President, Finance and Chief Financial Officer, entered into amendments to their respective employment agreements with the Company. Pursuant to the amendments, the key changes to their respective employment agreements include:

•

Mr. Dippel and Mr. Sangster will be entitled to receive reimbursement of premiums paid by them for the continuation of their group health care plan coverage for a period of six months in the event of certain terminations of employment within one year following a change of control of the Company; and

•	changes to address certain tax consequences under Section 409A.

On October 4, 2007, the Company and Timothy I. Still, the Company’s Chief Commercial Officer, entered into an amendment to Mr. Still’s employment agreement with the Company. Pursuant to this amendment, the key changes to his agreement include changes to address certain tax consequences under Section 409A. On October 4, 2007, the Company and Mr. Still also entered into an amendment to Mr. Still’s change of control severance agreement. Pursuant to this amendment, the key changes to his agreement include:

•

Mr. Still will be entitled to receive reimbursement of premiums paid by Mr. Still for the continuation of his group health care plan coverage for a period of six months in the event of certain terminations of his employment within one year following a change of control of the Company; and

•	changes to address certain tax consequences under Section 409A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEMOSENSE, INC.

Date: October 4, 2007	By:	/s/ James D. Merselis
James D. Merselis
President and Chief Executive Officer